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                                                                 EXHIBIT 10.36

                         [THE LENFEST GROUP LETTERHEAD]

                                                                  June 11, 1996


TO THE PERSONS ON THE ATTACHED DISTRIBUTION LIST:

         Lenfest Communications, Inc. intends to offer and sell $300 million of its senior subordinated notes ("Senior Subordinated Notes"). The Company will use the proceeds of the offering to repay amounts outstanding under the Company's current bank facility.

         Under the terms of the Note Agreements, each dated as of September 14, 1988, between the Company and each of you, the Company may incur Subordinated Debt if:

                  (a) the sum of all Funded Debt of the Company and its
                      Restricted Subsidiaries does not exceed 900% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries on a pro forma basis giving effect to the application of the proceeds of such Funded Debt for the most recent three-month period immediately proceeding the incurrence of such Funded Debt; and

                  (b) the Subordinated Debt is expressly and validly
                      subordinated to the Notes under conditions and pursuant to terms and provisions approved by the Required Holders in writing.

         The issuance of the Senior Subordinated Notes will reduce the Senior Funded Debt leverage ratio and will not increase the Funded Debt leverage ratio. Assuming a June 24, 1996 closing on the Senior Subordinated Notes, the sum of all Funded Debt of the Company and its Restricted Subsidiaries on a pro forma basis giving effect to the application of the proceeds of such Funded Debt for the most recent three-month period immediately proceeding the incurrence of such Funded Debt will be 678% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries.

         In addition, enclosed is a draft of the proposed Indenture which contains the subordination provisions governing the Senior Subordinated Notes.

         The Company hereby requests your approval of the subordination provisions contained in the enclosed Indenture.




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June 11, 1996
Page -2-

         Please signify your approval by signing the enclosed extra copy of this letter and returning it to the undersigned at the address set forth above. If you have any questions concerning the foregoing, please telephone our counsel, Thomas K. Pasch at 215-972-7188.

         You should be aware that the underwriters of the offering have indicated that the offering will close on June 24, 1996. Your response in advance of that date would be appreciated.

         Capitalized terms not defined in this letter have the meanings given to them in the Note Agreements.

                                         Very truly yours,

                                         Lenfest Communications, Inc.


                                         By:
                                            -------------------------------
                                                  Harry F. Brooks,
                                                  Executive Vice President

The undersigned hereby approves the terms and provisions of subordination contained in the Indenture governing the Senior Subordinated Debt.

MBL LIFE ASSURANCE CORPORATION


By:
   ------------------------------------
         Name:
              -------------------------
         Title:
               ------------------------
         Date:
              -------------------------

Enclosure

cc:      Thomas K. Pasch, Esquire (w/o enclosure)




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                                DISTRIBUTION LIST
                                -----------------


Prudential Insurance Company
c/o Prudential Capital Group
One Gateway Center, 11th Floor
7-45 Raymond Boulevard West
Newark, NJ  07102-5311
Attn.:  Kevin Kraska

MBL Life Assurance Corporation
520 Broad Street
Newark, NY  07102-3184
Attn:  David James

Full & Company
c/o State Street Bank and Trust
225 Franklin Street
Concourse Level
Boston, MA  02110
Attn:  Debbie Gorman

AUSA Life Insurance Company, Inc.
c/o The Mutual Life Insurance Co. of New York
1740 Broadway
New York, NY  10019
Attn.:  Peter Oliver

Equitable Life Assurance Society
c/o Alliance Capital Management
1345 Avenue of the Americas
137th Floor
New York, NY  10105
Attn.:  Basil Livanos